Exhibit 10.2

China Construction Bank	XTC-2018-Z G D Y-0179

[hw:] 8-1

Maximum Mortgage Contract

[cut off stamp]

Contract No. XTC-2018-ZGDY-0179

Mortgager (Party A): Skechers Taicang Trading and Logistics Co., Ltd.

Domicile: Room 601~78, No.20, Bei Huan Road, Taicang Port Economic and Technological Development Zone

Post Code: 215400

Legal Representative (Person in charge): Cedrick Tan

Fax:

Telephone: 020-89160222

Mortgagee (Party B): Taicang Branch of China Construction Bank Corporation

[cut off stamp]

Domicile: No. 44, Xianfu Street, Chengxiang Town, Taicang City

Post Code: 215400

Person in charge: Ji Changlong

Fax: 0512-53521573

Telephone: 0512-53521573

China Construction Bank	XTC-2018-Z G D Y-0179

Party B will conclude (and/or has concluded) the contract for loan in RMB, the contract for loan in foreign exchange fund, the agreement for banking acceptance, the contract for issue of letters of credit, the agreement for letter of guarantee and/or other legal documents (In the Confirmed Term of Creditor's Rights, the said contracts, agreements and/or other legal documents are hereinafter referred to as the "Main Contracts" collectively) with the Debtor from August 28, 2018 to August 15, 32020 (hereinafter referred to as the "Confirmed Term of Creditor's Rights") for the reason that Party B has handled the following credit business of Items (1) to (5) for Skechers Taicang Trading and Logistics Co., Ltd. (hereinafter referred to as "the Debtor").

[cut off stamp]

(With the stamp of Taicang Branch of China Construction Bank Corporation)

(With the stamp of Skechers Taicang Trading and Logistics Co., Ltd)

(1)Grant of loan in RMB/ foreign currency;

(2)Acceptance of trade bills;

(3)Issue of letters of credit;

(4)Issue of Letters of Guarantee; and

(5)Other credit business: financing business for trade and financial management, etc.

Party A would like to provide the guarantee for the maximum amount of the series of debts under the Main Contracts for the Debtor. In accordance with the relevant laws and regulations, Party A and Party B conclude this contract upon consensus through negotiation for joint compliance and execution.

Article 1Mortgage Property

I.Party A creates the mortgage by virtue of the property specified in the List of Mortgage Property under this contract.

II.Where the certificate (certification) of ownership or other rights of the mortgage property is renewed so that the List of Mortgage Property under this contract or the certificate of other rights (the mortgage right) or the certified documents of the mortgage right received by Party B are different from abovementioned new certificate (certification) of rights or the relevant records on the registration book of the registered authority, Party A shall not refuse to assume the guarantee obligations for this.

III.The outbuilding adding to the mortgage property due to adhesion, mixture, processing and reconstruction or for other reasons shall be as the mortgage guarantee for Party B's creditor's right and Party A shall handle the necessary procedures for mortgage registration according to Part B's requirements unless otherwise agreed by Party A and Party B or required by law.

China Construction Bank	XTC-2018-Z G D Y-0179

IV.If the value of the mortgage property has reduced or may reduce, which will impact on the realization of the creditor's right of Party B, Party A shall provide the new guarantee according to Party B's requirements.

Article 2Scope of Guarantee and Supreme Quota of Creditor's Rights

I.The scope of guarantee of the maximum mortgage of the contract shall be all debts under the Main Contracts, including but not limited to the entire principal, the interest (including the compound interest and the default interest), the liquidated damages, the compensation, other funds payable to Party B by the Debtor (including but not limited to the relevant charges for service and telecommunication and sundry fees paid by Party B in advance and the relevant banking charges under the credit letters that the beneficiary refuses to pay but have been paid by Party B in advance) and all charges incurred by Party B for realization of the creditor's rights and the hypothec (including but not limited to the legal costs, the arbitration fees, the property preservation costs, the travelling expenses, the execution fees, the evaluation fees, the auction fees, the notarization fees, the service fees, the announcement fees and the counsel fees, etc.).

II.The supreme quota of the guarantee obligations under the maximum mortgage of the contract is (currency) RMB (in words) one hundred and thirty-four million, nine hundred and fifty thousand yuan only. If Party A performs the guarantee obligations according to this contract, such supreme quota shall be accordingly reduced subject to the discharged amount.

III.Even if the actual time of formation of the loan, the advances, the interest and the charges under the Main Contracts or any other creditor's rights of Party B exceeds the Confirmed Term of Creditor's Rights, they shall be still in the scope of guarantee under this contract. The deadline for performance of debts under the Main Contracts shall not be limited to the expiry date of the Confirmed Term of Creditor's Rights.

Article 3Registration of Mortgage Property

The parties hereto shall handle the mortgage registration procedures with the corresponding registration authority within five working days from the day of the conclusion of this contract. Party A shall deliver the originals of the certificate of other rights of the mortgage property, the mortgage registration documents and certificates of other title to Party B on the date of completion of registration.

Article 4Change of Main Contracts

I.Party A agrees that if Party B and the Debtor conclude the Main Contracts or further change the Main Contracts (including but not limited to extension of fulfillment of debts or increase in the amount of the principal of the creditor's right), Party A needn't be informed and that Party A shall still undertake the guarantee obligations in the scope of the maximum mortgage and guarantee agreed in this contract.

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II.Change of the Party Concerned

Party A's guarantee obligations shall not be deducted and exempted for any one of the following reasons:

(1)Party B or the Debtor carries out the reformation of system, the combination, the merger, the division, the increase or decrease in capital, the joint venture, the joint operation or the change in name, etc.;

(2)Party B authorizes the third party to perform its obligations under the Main Contracts.

III.Where the creditor's rights under the Main Contracts are assigned to the third party, the guarantee under this contract shall be assigned together and Party A shall assist Party B and such third party to handle the procedures for the mortgage change registration required by the law.

IV.Where the transfer of the creditor's rights or debts under the Main Contracts has not come into effect yet or is void, revoked or dissolved, Party A shall still undertake the guarantee obligations to Party B according to this contract.

Article 5Possession and Custody of Mortgage Property

I.Party A shall properly occupy, keep, repair and maintain the mortgage property, reasonably use the mortgage property, maintain the mortgage property in good condition, and pay the various taxes in relation to the mortgage property. Party B shall be entitled to check the mortgage property and require Party A to deliver the originals of the document of title of the mortgage property to Party B for custody.

II.Where Party A shall authorize or agree the third party to occupy, keep and use the mortgage property, Party A shall notify the third party of the existence of Party B's mortgage right, and require the third party to keep the mortgage property in good condition, accept the check on the mortgage property by Party B and not hamper the realization of Part B's mortgage rights. Party A's obligations in the preceding article shall not be exempted. Meanwhile, Party A shall be liable for the third party's acts.

III.Where the mortgage property causes the personal injury or the property damage, Party A shall be liable for compensation. If Party B suffers from the claim and assumes the liabilities due to this or advances Party A for the compensation, Party B shall be entitled to claim recovery from Party A.

Article 6Insurance of Mortgage Property

I.Party A shall handle the insurance for the mortgage property according to the relevant laws and subject to the types of insurance, the term of insurance and the insurance amount designated by Party B unless otherwise agreed by the parties hereto. The insurer shall have the legal qualification and the good reputation.

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II.The contents of the insurance policy shall satisfy Party B's requirements and shall not have the limited conditions damaging Party B's rights and interests. It shall be specially specified in the insurance policy as follows: Party B is the preferred beneficiary (the first beneficiary) of the insurance compensation; the insurance policy shall not be changed without the written approval of Party B; in case of the insurance accidents, the insurer shall directly transfer the insurance compensation to the account designated by Party B. If the mortgage property has been insured but the foregoing contents have not specified in the insurance policy, the corresponding endorsement or change shall be made to the insurance policy.

III.Party A shall ensure the continuity and validity of the insurance, and shall not make the interruption, cancellation or invalidity of the insurance or make the insurer reduce or exempt the liabilities for compensation for any reason, or change the insurance policy without Party B's consent. If the term of insurance expires but the creditor's rights guaranteed by Party A are not discharged, Party A shall renew the insurance and extend the term of insurance.

IV.Party A shall deliver the original of the insurance policy in relation to the mortgage property to Party B within five working days as from the day of conclusion of this contract (if the insurance for the mortgage property is renewed, as from the day of completion of renewal of insurance) and leave the necessary documents in relation to the insurance claim or for assignment of the insurance rights and interests to Party B in advance.

V.As to the insurance compensation acquired for the mortgage property, Party B shall be entitled to choose the following approaches to dispose of it and Party A shall assist in handling the relevant procedures:

(1)Upon approval of Party B, repair the mortgage property in order to recover the value of the mortgage property;

(2)Pay off the principal, the interest and the relevant charges of debts under the Main Contracts or pay off them in advance;

(3)Provide with the pledge guarantee for the debts under the main contracts;

(4)Party A may freely dispose of the insurance compensation after providing the new guarantee satisfying Party B's requirements.

Article 7Restrictions on Disposal of Mortgage Property by Party A

I.Without Party B's written permission, Party A shall not dispose of the mortgage property in any manner, including but not limited to waiver, lease (including renewal of the previous lease contract after expiration), gift, assignment, capital contribution, repeating guarantee, removal, changing the purpose to the public benefit, accretion of other objects or reconstruction and division.

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II.The proceeds or other funds acquired by Party A from disposal of the mortgage property with Party B's written permission shall be deposited to the account designated by Party B. Party B shall be entitled to dispose of such proceeds or funds with the method specified in Items (2) to (4) of Sub-article V under Article 6 herein and Party A shall assist in handling the relevant procedures.

Article 8Obstruction from the Third Parties

I.Where the mortgage property is collected, expropriated, dismantled, confiscated or recovered without compensation by the state, or the mortgage property is seized, frozen, detained, supervised, retained, auctioned, deforced, destroyed or disposed in other manner, Party A shall immediately notify Party B and adopt the measures of stop, elimination or remediation in time in order to prevent the losses from expansion. At the request of Party B, Party A shall provide the new guarantee satisfying Party B's requirements.

II.After the situations specified in the preceding paragraph occur on the mortgage property, the residua shall be still as the mortgage guarantee for Party B's creditor's rights. Any indemnity or compensation acquired by Party A for the said reasons shall be deposited to the account designated by Party B. Party B shall be entitled to dispose of such indemnity or compensation with the method specified in Items (1) to (4) of Sub-article V under Article 6 herein and Party A shall assist in handling the relevant procedures.

Article 9Realization of Mortgage Rights

I.Where the Debtor fails to discharge the due debts under the Main Contracts or the debts being declared of acceleration of maturity, or to observe other agreements under the Main Contracts, Party B shall be entitled to dispose of the mortgage property.

II.The value of the mortgage property specified in the List of Mortgage Property under this contract or separately agreed by the parties hereto (hereinafter referred to as the "Provisional Value"), shall not be the final value of the mortgage property, no matter whether or not the Provisional Value is recorded in the registration book of the registration authority. The final value of the mortgage property shall be the net amount of the proceeds acquired by Party B from disposal of the mortgage property minus the various taxes.

Where the mortgage property is used to compensate for the creditor's rights of Party B, the forgoing said Provisional Value shall not be considered as the basis that the mortgage property compensates for the creditor's rights of Party B. Then the value of the mortgage property shall be determined by the Parties hereto through negotiation or appraised according to law.

China Construction Bank	XTC-2018-Z G D Y-0179

III.The proceeds acquired by Party B from disposal of the mortgage property shall be first used to pay off the debts under the Main Contracts after payment for expenses spent in the process of sale or auction (including but not limited to the charges of custodian, appraisal, auction and transfer, the taxes, the payment for transfer of the use right of the state-owned land, etc.) and the balance will be returned to Party A.

IV.Where Party A and the Debtor are the same person, Party B may apply for enforcement to Party A's property other than the mortgage property on the premise that Party B needn't waive the mortgage rights or dispose of the mortgage property first.

V.Party A shall not obstruct Party B in realization of mortgage rights in any manner (including the action or non-action).

VI. No matter whether or not Party B has other guarantee for the creditor's rights under the Main Contracts (including but not limited to the guarantee manners of the warranty, the mortgage, the pledge, the letter of guarantee, the standby letter of credit, etc.), or no matter when other guarantee mentioned above is established, whether or not other guarantee mentioned above is valid, or whether or not Party B claims against others, or whether or not there is the third party agreeing to undertake the entire or partial debts under the Main Contracts, or whether or not other guarantee is provided by the Debtor, any one of Party A's guarantee obligations under this contract shall not be deducted or exempted. Party B may directly require Party A to perform its guarantee obligations in its scope of guarantee according to the agreements herein, and Party A shall not propose any objection.

VII. Where the maximum amount of the guarantee obligations agreed in this contract is less than the balance of the creditor's rights under the Main Contracts actually incurred, and the creditor's rights under the Main Contracts have not been realized in full after Party A performs its guarantee obligations, Party A promises to claim (including exercise in advance) the right of subrogation or recourse against the Debtor or other guarantors in order not to make Party B's interests suffer from any damage, and agrees that the discharge of debts under the Main Contracts precedes over the realization of Party A's right of subrogation or resource.

More precisely, before the creditor's rights of Party B are fully realized,

(1)Party A agrees not to claim the right of subrogation or recourse against the Debtor or other guarantors; in case Party A realizes the above-said rights for any reason, Party A shall first use the funds acquired to realize the creditor's rights of Party B unrealized yet.

(2)In case that there is the collateral for the debts under the Main Contracts, Party A agrees not to claim on the incomes arising out of disposal of such collateral due to exercise of the right of subrogation or recourse or for any other reasons, and further agrees that the above-said collateral and the incomes of which shall be first used to realize the creditor's rights of Party B unrealized yet.

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(3)Where the Debtor or other guarantors provide the counter guarantee for Party A, Party A shall first use the funds acquired from such counter guarantee to realize the creditor's rights of Party B unrealized yet.

VIII. If the Main Contracts are invalid, inoperative, void or partially void, or to be revoked or dissolved, and Party A and the Debtor are not the same person, Party A shall undertake the joint obligations with the Debtor for the debts incurred by the Debtor due to return of property or compensation for loss in the scope of guarantee agreed in this contract.

IX. Party A has fully realized the risk of interest rate. If Party B adjusts the level of interest rate, the manner of calculation or settlement of interest according to the agreements under the Main Contracts or the changes in the national policies on interest rate so that the interest, the default interest or the compound interest repayable by the Debtor increases, Party A shall undertake the joint obligations of guarantee for the addition.

X.Where the Debtor shall be liable to Party B for other due debts other than those under the Main Contracts, Party B shall be entitled to collect the funds in RMB or other currency from the accounts opened in the system of China Construction Bank by the Debtor for discharge of any sum of due debts at first. However, Party A's guarantee obligations will not be reduced or exempted due to this.

Article 10Default Liabilities

I.Party A's Default Liabilities

(1)Where Party A fails to observe any agreement under this contract or the matters guaranteed or stated by Party A are false, incorrect or omitted, Party B shall be entitled to adopt the following one or more measures:

1.To require Party A to correct the acts of noncompliance;

2.To require Party A to provide the new guarantee;

3.To require Party A to compensate for loss;

4.To dispose of the mortgage property;

5.To adopt other measures of relief allowed by the laws.

(II)Party B shall be entitled to dispose of such proceeds or funds acquired from disposing of the mortgage property with the method specified in Items (2) to (4) of Sub-article V under Article 6 herein and Party A shall assist in handling the relevant procedures.

China Construction Bank	XTC-2018-Z G D Y-0179

(III)Where the mortgage rights fail to be created for Party A's reasons or the value of the mortgage property is reduced for Party A's reasons, or Party B's mortgage rights are not realized in full or as scheduled for Party A's reasons, and Party A and the Debtor are not the same person, Party B shall be entitled to require Party A to undertake the joint obligations for the guaranteed debts with the Debtors in the scope of guarantee under this contract.

II.Party B's Default Liabilities

If Party B loses the certificates of titles of the mortgage property delivered by Party A due to its default or Party B fails to timely return the certificates of titles of the mortgage property or assist in handling the procedures for cancellation of the mortgage registration according to law when Party A submits an application after discharge of the debts under the Main Contracts, Party A shall be entitled to adopt the following one or more measures:

(1)To require Party B to assume the charges for reissue of the certificates of titles of the mortgage property;

(2)To require Party B to return the certificates of titles of the mortgage property or to assist in handling the procedures for cancellation of the mortgage registration within the time limit.

XI.Other Provisions

I.Expenses Undertaking

1. The expenses incurred due to failure in compliance of any agreements of this contract by Party A (including but not limited to the legal costs, the arbitration fees, the property preservation costs, the travelling expenses, the execution fees, the evaluation fees, the auction fees, the notarization fees, the service fees, the announcement fees and the counsel fees, etc. incurred actually by Party B due to Party A's defaults) shall be assumed by Party A;

2.As to other charges, the parties hereto agreed as follows: Unless otherwise agreed by the contract, the charges of occupancy, management, disposal, notarization, insurance, transportation, storage, custody, repair, maintenance, auction and transfer, etc. in relation to the mortgaged property under this contract (if any) shall be assumed by Party A.

II.Collection of Funds Payable

As to all funds payable by Party A under this contract, Party B shall be entitled to collect the funds in RMB or other currency from the accounts opened in the system of China Construction Bank by Party A without notification of Party A in advance. If the procedures in relation to foreign exchange settlement or transaction are required,

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Party A shall be obligatory to assist Party B in completion of the procedures and the risks of foreign exchange rate shall be assumed by Party A.

III.Use of Party A's Information

Party A agrees Party B to inquire Party A's credit status from the credit database of the People's Bank of China and those approved establishment by credit authorities or from the relevant entities and agencies, and agrees Party B to provide Party A's information to the credit database of the People's Bank of China and those approved establishment by credit authorities. Party A further agrees that Party B may properly use and disclose Party A's information for the business demands.

IV.Announcement for Collection

As to Party A's default, Party B shall be entitled to not only notify the relevant authorities or entities of the same but also announce the collection through the news media.

V.Effectiveness of Evidence Recorded by Party B

Party B's internal accounting records in relation to the principal, the interest, the charges and the records of repayment, the bills and vouchers made or maintained by Party B in the process of withdrawal, repayment and payment of interest handled by the Debtor, and the records and vouchers for collection of loan by Party B shall constitute the determinate evidence that may validly prove the relations of the creditor's rights under the Main Contracts unless there is any reliable and determinate evidence to the contrary. Party A shall not propose any objection only for the reason that the said records, bills and vouchers are made or maintained by Party B unilaterally.

VI.Reservation of Rights

Party B's rights under this contract shall not impact on or exclude any other rights enjoyed by Party B according to the laws, regulations and other contracts. Any tolerance, grace, discount or delayed exercise of any right under this contract for any default or delayed act shall neither be deemed as waiver of any right or interest under this contract or as agreement or permission of such act of breach of this contract, nor impact on, prevent from and hamper continuous exercise of such right or any other right or make Party B assume any liabilities and obligations for Party A.

Where Party B does not or delays exercise of any rights under the Main Contracts or does not use any remedy under the Main Contracts, Party A's guarantee obligations under this contract shall not be reduced or exempted due to this. However, if Party B reduces or exempts the debts under the Main Contracts, Party A's guarantee obligations under this contract shall be reduced or exempted accordingly.

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VII.Where Party A separates, disband, begins the bankruptcy proceedings, or is abolished, cancelled the industrial and commercial registration or revoked the business license, or the mortgage property is destroyed, lost, encroached or out of Party A's control due to the natural factors or the acts of the third party, or the ownership of the mortgage property has the disputes or the certificates of titles of the mortgage property are cancelled, Party B shall be immediately notified.

VIII.Debtor's Disbandment or Bankruptcy

After Party A knows that the Debtor begins the procedures of disbandment or bankruptcy, Party A shall immediately notify Party B of declaration of the creditor's rights, timely participate in the procedures of disbandment or bankruptcy and exercise the right of recourse in advance. In case Party A knows or should know that the Debtor begins the procedures of disbandment or bankruptcy but fails to exercise the right of recourse in advance, the losses shall be assumed by Party A.

Despite of the agreements of Sub-article 2 under Article V herein, in the procedures of the Debtor's bankruptcy, if Party B concludes the settlement agreement with the Debtor, or agrees with the plan of reorganization, Party B's rights under this contract shall not be damaged due to the settlement agreement or the plan of reorganization and Party A's guarantee obligations shall not be reduced or exempted. Party A shall not withstand Party B's claims by virtue of the conditions stipulated in the agreement of settlement or the plan of reorganization. As to the parts of the creditor's rights that are not realized after Party B make the concession in the agreement of settlement or the plan of reorganization, Party B shall be entitled to require Party A to assume the guarantee obligations continuously.

IX.Party A's Disbandment or Bankruptcy

In case of Party A's disbandment or bankruptcy, even if Party B's creditor's rights under the Main Contract have not expired yet, Party B shall be entitle to participate in the Party A's procedures of liquidation or bankruptcy and declare the rights.

X.Where Party A's mailing address or contact information changes, Party A shall immediately notify Party B in writing and any loss arising out of delayed notification shall be assumed by Party A.

XI.Other Provisions Agreed

(I)Where the registered items of the mortgage property change and there is need to change the registration according to law, Party A shall handle the procedures for changes in registration with Party B according to Party B's requirements.

(II) The scope of guarantee agreed herein shall be the total amount of tax price including the value-added tax.

China Construction Bank	XTC-2018-Z G D Y-0179

(III) Agreed Article for Service

Party A and Party B make the agreements for the addresses of service and legal consequences of the various notices, agreements and documents in relation to this contract:

1.Addresses of Service:

(1)Party A confirms its valid address of service as follows:

Specific Address: [handwritten:]28F, Bao Li Ke Luo Wei, Zhongjing Building A, No. 406 Hua Sui Road, Tianhe District, Guangzhou, Guangdong;

Post Code: [handwritten:]510000;

Recipient (Designated Receiver):[handwritten:] Chen Tian;

Contact Telephone:[handwritten:]89160222

(2)Party B confirms its valid address of service as follows:

Specific Address: [handwritten:]No. 44, Xianfu Street, Taicang City;

Post Code: [handwritten:]215400  ;

Recipient (Designated Receiver): [illegible:]    ;

Contact Telephone: [handwritten:] 15995588299

2.Applicable Scope of Addresses of Service

The above-said addresses of service shall be applicable to the service of various notices, agreements and documents in relation to this contract, including but not limited to the service of various documents such as notices and agreements during the performance of the contract, the service of the relevant documents and legal papers in case of any disputes arising out of the contract and the service of relevant document of the first, second trials and retrial, the procedures of execution and other procedures after entry into the arbitration or civil proceedings.

3.Changes in the Address of Service

(1)Where Party A needs to change the address of service, Party A shall notify Party B in writing 10 working days in advance and such written notice shall be sent to Party B's address of service.

(2)Where Party B needs to change the address of service, Party B shall notify Party A on the phone or in writing.

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(3)Either party changes its address in the process of arbitration or civil proceedings, such party shall perform the obligation to notify the arbitration institution or the court in writing.

(4)After either party performs the obligation to send the notice of change, the address after change shall be deemed as such party's valid address of service, otherwise, the address confirmed before shall be its valid address of service.

4.Legal Consequences

(1)Where the various documents such as the notices, agreements and legal papers are not received by either party in fact because the address of service provided or confirmed by either party is not accurate, the obligation of notification is not performed according to the above-said manner after change in the address of service or such party or the recipient designated refuse to accept the documents, if the notices are sent by post, the day of return shall be deemed as the day of service; if the notices are sent in person, the day when the delivery person records in the receipt for service shall be deemed as the day of service.

(2)As to the above-said address, the arbitration institution or the court may directly send the documents by post, even if the concerned parties fail to receive the documents sent by the arbitration institution or the court, it shall be deemed as service due to the articles mentioned above.

NO ENTRIES HEREIN

XII. Manner of Settlement of Disputes

Any dispute arising in the process of execution of this contract may be settled through negotiation. In case of failure in negotiation, such dispute shall be settled subject to the 1st manner as follows (during the period of the lawsuit or the arbitration, the articles of this contract not involving in the disputes shall be executed continuously):

1.To file the lawsuit to Party B's local people's court;

2.To apply for arbitration to the            Arbitration Committee (arbitration place:           ) according to the current valid rules of arbitration of such committee when application. The decision of arbitration shall be final and binding on both parties hereto.

XIII.Effective Conditions for This Contract

This contract shall have come into effect since Party A's legal representative (or person in charge) or authorized signatory affixed the signature or the official stamp hereto and Party B's person in charge or authorized signatory affixed the signature or the official stamp hereto.

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XIV.This contract shall be made in three copies.

Article 12List of Mortgage Property

The List of Mortgage Property under this contract shall refer to the appendix.

Article 13Party A's Statement and Warranty

I.Party A clearly knows Party B's business scope and authorization.

II.Party A has read all articles under this contract and the Main Contracts. At the request of Party A, Party B has explained the corresponding articles under this contract and the Main Contracts. Party A has fully known and understood the legal means and the corresponding legal consequences of articles under this contract and the Main Contracts.

III.Party A has the legal qualification to act as the guarantor and Party A's guarantee conducts under this contract conforms to the laws, administrative regulations, rules and Party A's articles of association or documents of internal organization and have been approved by the company's internal authorities and/or the national authorities. All liabilities arising out of execution of this contract by Party A without authorization shall be assumed by Party A, including but not limited to compensation for Party B's loss due to this in full.

IV.Party A has confirmed that it has fully understood the assets, the debts, the operation, the credit and the reputation of the Debtor and all contents of the Main Contracts and confirmed whether or not the Debtor has the subject qualification and authorization of execution of the Main Contracts.

V.Party A has the ownership or the right of disposition of the mortgage property according to law. The mortgage property is not the one of the public facility, being prohibited to circulate and transfer and has no dispute over the ownership.

VI.The mortgage property is not jointly owned with others, or although the mortgage property is jointly owned with others, such guarantee act has been permitted by the co-owner(s) in writing.

VII. The mortgage property is free of any defect or encumbrance which has not been informed of Party B in writing, including but not limited to that the mortgage property is the object under the restricted circulation, seized, detained, supervised, leased, detained or retained or that there are the arrears in purchase, maintenance, construction, national taxes, payment for transfer of land use right and compensation for damages in relation to the mortgage property, or that the guarantee has been created for the third person with the mortgage property.

VIII. All the data and information in relation to the mortgage property provided for Party B by Party A are true, lawful, accurate and complete.

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IX.It will neither damage any third person's lawful rights and interest nor violate Party A's legal and agreed obligations that Party A provide such mortgage guarantee.

X. Where Party A or the Debtor fails to observe the laws, regulations or rules in relation to the environment and management of social risks, or may bring the damages or the relevant risks to the environment and the society (including but not limited to the environmental and social issues in relation to the energy dissipation, the pollution, the land, the health, the safety, the placement of immigrants, the ecological protection, the energy conservation and emission reduction and the climate change, etc.) in the process of construction, production and operating activities, Party B shall be entitled to exercise the guarantee rights under this contract in advance and realize other relief measures agreed in this contract or permitted by the law.

[stamp:][illegible:]

China Construction Bank	XTC-2018-Z G D Y-0179

Party A (Official Stamp):

(With the stamp of Skechers Taicang Trading and Logistics Co., Ltd)

Legal Representative (Person in charge) or Authorized Signatory (Signature):

August 28, 2018

Party B (Official Stamp):

(With the stamp of Taicang Branch of China Construction Bank Corporation)

Person in charge or Authorized Signatory (Signature):

August 28, 2018

China Construction Bank	XTC-2018-Z G D Y-0179

Appendix

List of Mortgage Property

Name of Mortgage Property	Number of Certificate of Ownership or Other Relevant Certificate	Place	Area or Quantity	Value of Mortgage Property (Ten Thousand Yuan)	Amount Created for Other Creditor's Rights (Ten Thousand Yuan)	Note
Real Estate	S. (2017) T. C. S. B. D. C. Q. No. 0032084	In the east of Pingjiang River and in the north of Tonggang Highway, Guokai District	Areas of Land Use Right: 199,910.14 square meters	~~13495~~ 13513.93 (With the stamp of Taicang Branch of China Construction Bank Corporation)	0	The maximum amount of the creditor's rights created this time is 134,950,000.00 yuan